Exhibit 10.1

Redacted Version

Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission.

ASSEMBLY AND TEST SERVICES AGREEMENT

Parties:	SPANSION	Supplier
Full Legal Name:	SPANSION LLC	ChipMOS TECHNOLOGIES INC.

Business Entity Type:	Corporation	Corporation
Organized In:	State of Delaware, USA	Republic Of China

Principal Business Address:	915 DeGuigne Drive P.O. Box 3453	No. 1 R&D Rd.1, Hsinchu Science Park
	Sunnyvale, CA 94088-3453, USA	Hsinchu, Taiwan, R.O.C.

Address for Notices:	915 DeGuigne Drive P.O. Box 3453	No. 1 R&D Rd.1, Hsinchu Science Park
	Sunnyvale, CA 94088-3453, USA	Hsinchu, Taiwan, R.O.C.
	Attn: GSM Vice President, MS 583	Attn: S.J. Cheng
	Facsimile: (512) 602-9999	Facsimile: 886-3-5668980

Effective Date:	September 15, 2005

Expiration Date:	Defined in each separate applicable Statement of Work

SPANSION and Supplier agree as follows:

1.	Definitions

(a) “Affiliate” means, with respect to a party hereto, a business entity that directly controls, is controlled by or is under common control with that party through ownership of more than fifty percent (50%) of the stock normally entitled to vote for the election of directors.

(b) “Capacity” means the amount of trained personnel and plant and equipment capacity that is available for the assembly and/or test services, shipment packaging and delivery of Products as specified and as determined in the appropriate SOW.

(c) “Consigned Components/Hardware” means any component, material and/or hardware that SPANSION supplies to Supplier (but not purchased by Supplier) to be used in the assembly or testing services of Products.

(d) “Deviation” means a written document that approves (i) a temporary modification to a Product, or (ii) a temporary modification of a process utilized by Supplier in the performance of Services.

(e) “Excess Inventory” means Turnkey Component inventory quantities on hand in Supplier’s inventory that (i) have been in Supplier’s inventory for more than six (6) months, and/or (ii) Supplier has purchased or ordered from the applicable Turnkey Component vendor in accordance with section 7(a) that cannot be utilized to manufacture Products during the subsequent six (6) month period based on the most recent Orders and SPANSION forecasted requirements, provided that such on hand quantities resulted from (i) SPANSION’s cancellation, change, or reschedule of any or all of the Services and/or Product deliveries set forth in the applicable Statement of Work or Order, (ii) SPANSION’s reduction in its forecasted requirements, (iii) SPANSION’s termination of all or any part of this Agreement, or (iv) SPANSION’s change of a Product or Turnkey Component specification.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

(f) “First SOW” means the first SOW as set forth in Appendix 2.

(g) “Intellectual Property Right” or “IPR” means any and all intellectual property and proprietary rights of the Products and Services in any jurisdiction, whether registered or unregistered, including such rights in and to: (i) patents, (ii) copyrights, (iii) inventions, inventors’ certificates and invention disclosures, (iv) designs and circuit layouts, (v) know-how and trade secrets, (vi) computer systems and programs, including all computer and peripheral hardware, firmware and software (in both object and source code formats in any programming language), databases, algorithms, operational procedures and all documentation therefor; (vii) registrations of, and applications to register, any of the foregoing with any governmental entity and any renewals, modifications, derivatives, replacements, enhancements, updates and extensions thereof.

(h) “Mitigation Efforts” means Supplier’s exercise of commercially reasonable efforts to minimize to the greatest extent possible SPANSION’s liability for Excess Inventory, including but not limited to the cancellation of outstanding orders for such Turnkey Components, the return or sale of such Turnkey Components back to the original vendor or to a third party, and the use of such Turnkey Components in the manufacture of other Products.

(i) “Order” means a purchase order by SPANSION for Products or Services to be furnished by Supplier to SPANSION during a specified time period, specifying the quantity, price, part number, revision details and other relevant information with respect to such Products or Services.

(j) “Product” means any semiconductor product assembled, tested, and/or packaged (as applicable) by Supplier per the requirements set forth in the applicable Statement of Work.

(k) “Services” means the services specified in this Agreement or applicable Statement of Work and may include without limitation assembly, packaging, testing (wafer sorting and/or final test), quality monitoring, quality screening, and/or failure analysis of the Product.

(l) “Specifications” means the specifications for each with respect to the relevant Service or Products specified in a Statement of Work or Order and all drawings, documentation, data, information, software and/or hardware and know-how related thereto provided by SPANSION to Supplier.

(m) “Statement of Work” or “SOW” means the documentation set forth in Appendix 2 and other documentation mutually agreed upon by the parties in accordance with Section 2(a), setting forth the Effective Date and Term, Scope of Services, Prices and all other terms of conditions applicable thereto in such Statement of Work.

(n) “Turnkey Components” means any component or material that Supplier procures from third parties to be used in the assembly of Products on a turnkey basis.

(o) Words such as “include”, “includes”, “including” and other similar expressions are not expressions of limitation and shall be constructed as if followed by the words “without limitation” in each case.

2.	Scope Of Services

(a) Statements of Work. Pursuant to one or more mutually agreed Statements of Work, SPANSION shall purchase from Supplier and Supplier shall provide SPANSION with Services in accordance with the terms of this Agreement. Each Statement of Work executed by the parties shall be the integral part of this Agreement and, in the event of any discrepancy between the terms and conditions of the applicable Statement of Work and this Agreement, those of the Statement of Work shall prevail. Services not specifically mutually agreed upon and included in a Statement of Work shall

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

not be subject to the terms and conditions of this Agreement, even if such Services have been actually provided by Supplier. Without limiting the foregoing, this Agreement, together with the terms and conditions of the applicable Statement of Work, takes precedence over any additional or different terms and conditions in any other documents exchanged by the parties.

(b) Orders. SPANSION shall submit one or more Orders to Supplier pursuant to the applicable Statement of Work. Supplier shall confirm in writing acceptance or rejection within three (3) business days of its receipt of an Order. Supplier’s failure to timely reject an Order shall be deemed acceptance of that Order. Supplier shall issue a quotation for any Services requested by SPANSION pursuant to this Agreement within the time period specified in the applicable Statement of Work, and to accept any Order submitted by SPANSION that is consistent with such quotation, provided that the quantities are within the agreed capacity limits and forecasted requirements specified in the applicable Statement of Work. Orders may be issued by mail or facsimile, or by electronic means if the parties have agreed in writing to conduct such business electronically.

(c) Capacity Requirements; Forecasts. Supplier shall at all times maintain sufficient Capacity to support SPANSION’s forecasted requirements (in accordance with the forecasting requirements established in the applicable Statement of Work), including buffer capacity mutually agreed by the parties. Supplier’s failure to maintain such Capacity shall be a material breach of this Agreement. Forecasts provided by SPANSION are intended to be good faith estimates only. Such forecasts are intended to be used by Supplier solely as a business planning tool, and do not constitute an Order by SPANSION or a commitment by SPANSION to purchase any quantity of Products or Services from Supplier. Decisions regarding whether to purchase Products or Services from Supplier shall be at SPANSION’s sole discretion. Except for any SPANSION obligation with regard to Excess Inventory described herein, any reliance by Supplier on such forecasts shall be at Supplier’s sole risk.

(d) Tools & Equipment. Unless otherwise agreed to in writing by the parties, Supplier shall provide the equipment, tools, technology, and labor necessary to provide the Services in accordance with the applicable Statement of Work. SPANSION shall provide Supplier with Specifications and/or technology, equipment and/or tools if agreed by the parties in the applicable Statement of Work.

(e) Changes. Subject to subsection (f) below, SPANSION may cancel, change, or reschedule any or all of the Services and/or Product deliveries as set forth in the applicable Statement of Work or Order. Supplier shall confirm its acceptance of such changes as soon as is reasonably possible. Subject to subsection (f) below, SPANSION may cancel any Order or postpone any performance without Supplier’s consent. Supplier shall use commercially reasonable efforts to accommodate SPANSION’s requests for other Order changes, including but not limited to increases in quantities or acceleration of delivery dates set forth in the applicable Statement of Work or an Order. Failure to confirm acceptance or rejection within three (3) business days of receipt of such changes these shall be deemed acceptance of such changes.

(f) Cancellation or Rescheduling. In the event of a cancellation or rescheduling of any Services, in whole or in part, Supplier, as soon as reasonably practicable, shall stop all related work and use commercially reasonable efforts to cause its suppliers and subcontractors to stop all related work. SPANSION’s liability with respect to any cancellation or rescheduling is limited to:

(i) all Product and all work-in-process that exists at the time Supplier is notified of such cancellation or rescheduling;

(ii) Excess Inventory resulting from such cancellation or rescheduling in accordance with this Agreement;

(iii) actual, non-recoverable costs incurred by Supplier prior to cancellation or rescheduling pursuant to an Order or a Statement of Work, provided that Supplier substantiates the amount of such costs through documentation that is reasonably satisfactory to SPANSION; and

(iv) any other amounts payable under the applicable SOW.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

Supplier shall use all commercially reasonable efforts to limit SPANSION’s liability in this regard in accordance with Section 7. Unless otherwise provided in this Agreement or the Applicable Statement of Work, SPANSION shall have no other liability or responsibility arising out of any cancellation or rescheduling of Services except as stated above.

(g) Shipping Terms; Title & Risk of Loss. Except as otherwise agreed by the parties in writing, terms of shipment for the Products, when the Services have been completed, shall be: Ex Works (EXW) – Supplier’s plant of manufacture and/or Services, as defined in Incoterms 2000. Title for Products shall remain with SPANSION throughout the period when the Products are in Supplier’s possession or storage. Risk of loss shall pass to SPANSION upon delivery to SPANSION’s designated carrier, subject to Section 6(c).

(h) Affiliates. This Agreement shall govern Statements of Work executed by SPANSION’s and Supplier’s Affiliates and/or Orders issued and accepted by SPANSION’s and Supplier’s Affiliates, whereby SPANSION’s and Supplier’s Affiliates expressly agree in writing to be bound to the terms and conditions of this Agreement for the purpose of the applicable transaction(s); provided that SPANSION shall be jointly and severally liable to Supplier for the obligations of SPANSION’s Affiliates. Any such Statement of Work or Order shall incorporate the terms and conditions of this Agreement by reference.

3.	Pricing & Payments

(a) Pricing. Prices for Services and Products shall be as set forth in the applicable Statement of Work. Turnkey Component prices shall be subject to review by the parties on a quarterly basis or as otherwise mutually agreed at a price review meeting to be arranged by the authorized representatives of the parties.

(b) Payment Terms. Payments of all undisputed amounts under this Agreement shall be due by the end of the month, net forty-five (45) days after SPANSION receives an itemized invoice from Supplier, provided that invoices may not be sent until delivery has been made to SPANSION. Supplier shall invoice Products in accordance with the unit of measure set forth in the applicable Statement of Work or Order. Payments shall be mailed to Supplier at the address indicated in the applicable Order or wire transferred to the bank account designated by the Supplier. Payment shall be made in U.S. dollars absent a written agreement to the contrary in the applicable Statement of Work. Payment of invoices does not constitute final acceptance of the Services or Product.

(c) Cost Reduction & Value Engineering. Supplier and SPANSION agree that a mutual goal of their commercial relationship is to decrease total costs associated with performing Services and producing Products. Both parties agree to use reasonable efforts to provide alternative technical and commercial solutions that reduce costs through design and process improvements. All such Product improvements must be approved by SPANSION. Supplier shall notify SPANSION of any reductions in the cost of providing the Services and Products during periodic price reviews. Supplier and SPANSION shall share the cost reduction on a 50/50 basis during the first three months of any resulting price reduction, and thereafter, adjustment shall be made to the price to reflect 100% of such cost reductions. This cost savings sharing model does not apply to market driven component price reductions or increases that occur as a result of normal industry activity, and all such component price adjustments shall be fully passed through to SPANSION immediately.

4.	Time Of Performance

(a) Delays. Time is of the essence under this Agreement. Supplier shall commence Services hereunder at the time specified in the applicable Order and shall finish such Services by the date specified therein. By executing this Agreement and accepting the Order and/or Statement of

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

Work, Supplier agrees that the time limit specified in the Order, when accepted by Supplier, and/or Statement of Work for the tasks described therein are reasonable. Supplier shall use all reasonable efforts to minimize any delay that may prevent its timely compliance with one or more requirements of this Agreement. Whenever the timely achievement of Supplier’s responsibilities pursuant to this Agreement has been or shall be adversely affected by any delay, Supplier shall promptly notify SPANSION stating the anticipated length of the delay, the cause of the delay, the measures proposed or taken to prevent or minimize the delay, and the timetable for implementation of such measures.

(b) Force Majeure. Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by an act of God or other similar causes beyond its control and without the fault or negligence of the delayed or non-performing party including without limitation strikes, utility shortages, riots, insurrection, fires, flood, storm, explosions, epidemics, SARS, war, governmental action, labor conditions, and earthquakes (each a “Force Majeure Event”). Delays by vendors designated by SPANSION in the delivery of materials and/or equipment that cause a delay in Services agreed to by Supplier shall constitute a Force Majeure Event. A party who is delayed or fails to perform as a result of a Force Majeure Event (“Affected Party”) shall use its commercially reasonable efforts (including without limitation rescheduling labor and resources) to mitigate and minimize any resulting delay in the performance of the suspended obligation. The Affected Party shall provide written notice to the other party within twenty-four (24) hours of learning of a Force Majeure Event stating the nature and cause of the event and shall provide written notice within one (1) business day of the anticipated length of the delay, the measures proposed or taken by the Affected Party to minimize the delay, and the timetable for implementation of such measures. If Supplier is the Affected Party and a Force Majeure Event occurs, SPANSION may, at any time after receiving Supplier’s notice of the anticipated length of the delay, the measures proposed or taken by Supplier to minimize the delay, and the timetable for implementation of such measures, (i) conduct business elsewhere with respect to the affected Products, and deduct such business from any committed quantities during the period of occurrence of Force Majeure Event; and/or (ii) extend the term of this Agreement up to the length of time of the delay.

5.	Periodic Supplier Reviews

The parties agree to meet quarterly to review Supplier’s performance with regards to mutually agreed upon metrics.

6.	Consigned Components/Hardware

(a) Component Warehousing. Supplier shall provide warehousing services at Supplier’s manufacturing plant or other storage facility designated by Supplier for the Consigned Components/Hardware consisting of receiving, storage, order picking, shipment preparation and execution, pick and pack processing, cycle counting, and performance tracking and inspection of the Consigned Components/Hardware as set out in this section. Supplier shall further provide SPANSION, its employees and agents, accessibility to the Consigned Components/Hardware on Supplier’s premises during normal business hours and permit the retrieval and removal of any Consigned Components/Hardware, subject to Supplier’s reasonable confidentiality, safety and security requirements. Upon termination of this Agreement or at any time upon SPANSION’s request, Supplier shall promptly return in good condition any Consigned Components/Hardware back to SPANSION at SPANSION’s expense.

(b) Shipping Terms. Terms of shipment for Consigned Components/Hardware to Supplier shall be: Delivered Duty Paid (DDP) – Supplier’s plant as defined in Incoterms 2000.

(c) Title & Risk of Loss. Title and right of possession to all Consigned Components/Hardware shall at all times remain with SPANSION. Liability for loss of or damage to Consigned Components/Hardware, other than for manufacturing yield loss, shall pass to Supplier once the Consigned Components/Hardware are delivered to Supplier. In the event of such loss or damage to Consigned Components/Hardware while in the control of Supplier attributable to Supplier, Supplier shall compensate SPANSION within ninety (90) days of the loss or damage for the manufacturing cost

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

of the Consigned Component/Hardware as reasonably determined by SPANSION. All damaged, scrap or rejected Consigned Components/Hardware or Product must be returned to SPANSION, with appropriate documentation in a timely manner. For purposes of this Agreement, “manufacturing yield loss” shall mean the loss of or damage to Consigned Components/Hardware resulting from normal and customary errors in the manufacturing process, not to exceed that amount specified in the applicable Statement of Work.

(d) Security Requirements. To protect the Products and Consigned Components/Hardware, Supplier shall comply with the SPANSION security requirements, guidelines and procedures set forth in Appendix 1 attached hereto and incorporated by reference herein, and shall take all other measures reasonable prudent to prevent the theft of or damage to Products and Consigned Components/Hardware while in Supplier’s control. Supplier must maintain reasonable documentation of all Consigned Components/Hardware used and in inventory and provide copies to SPANSION Security in the event a discrepancy is identified.

(e) Inventory Tracking. Supplier shall track and account for all SPANSION Consigned Components/Hardware and Product at all times. Upon request, Supplier shall send to SPANSION an inventory reconciliation report of Consigned Components/Hardware and Product that includes the following information by SPANSION part number and any other information mutually agreed by the parties:

(i) the number of Consigned Components/Hardware received during the applicable period,

(ii) the ending inventory for work-in-process on the production line including the Consigned Component/Hardware inventory issued to the production line and the Product inventory in rework,

(iii) the ending inventory in the Supplier’s staging area,

(iv) the total number of Consigned Components/Hardware delivered to Supplier,

(v) the ending inventory of rejects being held by Supplier, and

(vi) the total number of rejected Products and/or rejected Consigned Components/Hardware and/or Products shipped to SPANSION.

7.	Component Sourcing, Pricing and Inventory

(a) Component Sourcing. If agreed upon by the parties and set forth in the applicable Statement of Work: (i) Turnkey Components shall be purchased only from SPANSION-approved vendors; (ii) Supplier shall not utilize a Turnkey Component vendor or purchase any Turnkey Component item other than an item specifically approved by SPANSION without obtaining prior written approval from SPANSION; (iii) absent an agreement to the contrary in the applicable Statement of Work, Supplier shall issue purchase orders to SPANSION-approved vendors for sufficient quantities of Turnkey Components, taking into account manufacturer lead-times, so as to ensure Turnkey Component availability as necessary to meet SPANSION forecast requirements as set forth in the applicable Statement of Work; (iv) unless otherwise agreed in the applicable Statement of Work, when the applicable manufacturer has established minimum order quantities for a Turnkey Component, Supplier may order that Turnkey Component in quantities that exceed SPANSION’s forecasted requirements by up to five percent (5%); and (v) any order of Turnkey Components that exceeds the quantity percentage in the previous sentence requires the prior written approval of SPANSION. Unless otherwise agreed by SPANSION in writing, any Turnkey Components purchased by Supplier not in accordance with this subsection shall be the responsibility of the Supplier; associated costs shall not be passed on to SPANSION.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

(b) Component Pricing. If agreed upon by the parties and set forth in the applicable Statement of Work and if SPANSION is able to secure lower pricing on any Turnkey Component, with a lead-time and other terms and conditions that are equal to or better than a Supplier-priced bill of materials, Supplier agrees to utilize the SPANSION source if such source agrees to conduct business with Supplier based on such lower pricing and if Supplier after exercising good faith efforts is able to negotiate terms of purchase with the SPANSION source that are reasonably acceptable to Supplier.

(c) Obligations for Excess Inventory. If agreed upon by the parties and set forth in the applicable Statement of Work, on or about the fifteenth day of each month, Supplier shall provide a report to SPANSION specifying the quantity of Excess Inventory currently on hand. No later than the ninetieth (90th) day following the date on which Supplier provides such report, provided that Supplier has performed Mitigation Efforts for a period of at least two (2) weeks, SPANSION shall issue to Supplier a purchase order for:

(i) any remaining Excess Inventory at the cost on the current SPANSION-approved bill of materials, and

(ii) under-recoveries resulting from the sale of Excess Inventory or returns to the material vendor as part of the Mitigation Efforts at prices less than Supplier and relating to re-stocking or return charges.

Upon purchase by SPANSION under this subsection, Excess Inventory shall either be returned to SPANSION or scrapped, at SPANSION’s direction and expense.

(d) Product Quality. Supplier shall manufacture the Products and/or provide the Services in accordance with the Specifications, the applicable Statement of Work, and standards of quality control and test procedures based on Supplier’s ISO 9000 procedures.

8.	Engineering Change Requests And Change Orders

(a) Engineering Change Request. Supplier shall not make any changes to Product and/or Services or any process specifically defined in the Specifications without SPANSION’s written authorization. That written authorization shall only be accepted in the form of an approved Engineering Change Request (ECR) or Deviation signed by an authorized representative of SPANSION. The ECR or Deviation may include, but is not limited to, changes in the Product’s design, components, or suppliers listed in the SPANSION Approved Vendor List, or assembly and/or testing processes specifically defined in the Specifications. Either SPANSION or Supplier may initiate an ECR or a Deviation.

(b) Response to ECR. Supplier shall review and respond to all ECRs initiated by SPANSION in writing within two (2) business days with the feasibility, cost, schedule, and availability impact of the proposed change. SPANSION shall respond to a Supplier ECR in writing and shall not unreasonably withhold or delay its approval. Supplier shall use all reasonable efforts to comply with such agreed upon Supplier or SPANSION ECRs. If Supplier and SPANSION cannot agree to implement the ECR, SPANSION may, at its sole discretion, cancel outstanding Orders with respect to the affected Products, in whole or in part, in accordance with Section 2 (e) and (f) above. Both SPANSION and Supplier shall handle Deviations and emergency ECR in a time-critical manner.

(c) Associated Costs. All costs of implementing agreed ECRs initiated by SPANSION shall be the responsibility of SPANSION only if such costs are approved by SPANSION in advance of the change. All costs of implementing ECRs initiated by Supplier solely to improve its manufacturing and/or Services processes shall be the responsibility of Supplier. Any Excess Inventory resulting from an ECR shall be dealt with in accordance with Section 7 above.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

9.	Quality Assurance

Supplier shall comply with all quality requirements and maintain all quality systems, policies and procedures set forth in the applicable Statement of Work.

10.	Rejected Product

Supplier shall notify SPANSION of problems associated with Consigned Components/Hardware on a regular basis and shall return defective Consigned Components/Hardware as directed by SPANSION. For problems mutually determined to be due to a problem with a Consigned Component/Hardware or the Specifications, SPANSION shall compensate Supplier on a mutually agreed schedule to reimburse Supplier for its actual costs for material and labor. For problems mutually determined to be due to a problem with workmanship, SPANSION shall not compensate Supplier for any material, labor, or related expenses. If the parties are unable to mutually agree as to the cause of the problem, then the parties may engage a mutually agreed independent third party expert to determine the cause of the problem, and the fees and expenses associated with engaging such expert shall be borne by the party whose assertion of the cause of the problem was incorrect.

11.	Hazards

In the event that either Supplier or SPANSION becomes aware of any information which reasonably supports a conclusion that a defect may exist in any Product which could cause harm to any person or property damage (“Hazard”), the party becoming aware of this information shall immediately notify the other of the Hazard. Supplier and SPANSION shall promptly exchange all relevant data and information, and, as promptly as possible, meet to review and discuss the data, information, tests and conclusions relating to the alleged Hazard. At this meeting the parties shall discuss the basis for any remedial or corrective action, including without limitation the origin or cause of the alleged Hazard.

12.	Standards for Performance

(a) General Performance Requirements. Except as specifically agreed to the contrary in the applicable Order or Statement of Work in writing by the parties, Supplier shall furnish all labor, materials, tools, equipment, and supervision necessary to perform the Services in accordance with the terms and conditions of this Agreement and the applicable Statement of Work. Supplier shall provide proper training and education to all persons performing Services, and shall ensure that such persons have sufficient experience and expertise to perform the Services in an efficient and effective manner. Upon SPANSION’s request, Supplier shall provide to SPANSION reasonably satisfactory evidence of such training, education, experience, and expertise. SPANSION’s acceptance of Supplier’s workmanship, materials, or Product and/or Services which do not conform to the applicable specifications shall not relieve Supplier of the warranty obligations herein.

(b) General Warranties by Supplier. Supplier warrants to SPANSION that:

(i) Supplier has the power and authority to enter into this Agreement,

(ii) Supplier shall maintain sufficient Capacity under the terms and conditions in each applicable Statement of Work to perform the Services as specified in each applicable Statement of Work; and

(iii) each of Supplier’s employees, subcontractors or agents involved in the Services provided to SPANSION under this Agreement have signed an agreement with Supplier agreeing to abide by confidentiality requirements with respect to SPANSION’s Confidential Information that are at least as protective of such information as the confidentiality obligations set forth in this Agreement.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

(c) Product Warranties. For twelve (12) months from the Product ship date, Supplier warrants to SPANSION that each Product provided by Supplier to SPANSION or its designee(s):

(i) shall be free from defects in workmanship and materials (except for Turnkey Components), subject to subsection 12(d) below,

(ii) shall be manufactured in accordance with any standards specified in a Statement of Work as such standards relate to Supplier’s manufacturing processes and Services provided, and

(iii) shall conform to all applicable specifications and other criteria set forth in the applicable Statement of Work.

(d) Turnkey Components Warranty. If agreed upon by the parties and set forth in the applicable Statement of Work, Supplier agrees to pass through all warranty protection and rights it receives with regard to its purchase of Turnkey Components to the maximum extent possible under its purchase agreement with each applicable vendor. If the warranty period on any Turnkey Component is less than ninety (90) days, Supplier shall not purchase such Turnkey Component without obtaining SPANSION’s prior written consent.

(e) Services Warranties. Supplier covenants and warrants that Supplier shall perform all Services in accordance with the standards and practices of care, skill, and diligence customarily observed by similar firms under similar circumstances at the time the Services are rendered. Supplier warrants that all Services shall comply with all Specifications and/or other requirements set forth in the applicable Statement of Work, and any deliverables resulting from such Services shall be free of defects in workmanship and materials in accordance with the quality standards as set forth in the applicable Statement of Work. Supplier shall utilize and comply with the relevant portions of any regulatory standards specifically referred to in the Statement of Work.

(f) Remedies. SPANSION shall notify Supplier promptly in writing of any defect or nonconformity in Product resulting from defects in Supplier’s workmanship, if applicable, or Supplier’s failure to conform to the Specifications set forth in the applicable Statement of Work as set forth in Section 12(c) above. Supplier shall, at Supplier’s expense and at Supplier’s option, promptly repair, replace, or accept the return of and credit SPANSION for, such defective or nonconforming Product. Product returned to Supplier for warranty claims shall be repaired or replaced to the engineering level that the Product was originally manufactured to unless the parties agree otherwise. The foregoing remedies are in addition to all other remedies at law, in equity, or under this Agreement, and shall not be deemed to be exclusive. SPANSION shall obtain a return material authorization number from Supplier before returning the defective Product to Supplier’s designated facility (which return shall be at SPANSION’s expense). Supplier shall pay for delivery of repaired or replaced Products where found by Supplier to be defective under Section 12(c) above. If a Product is replaced, title to the replaced product shall pass to Supplier on delivery to Supplier and title to the replacement Product shall pass to SPANSION on delivery to SPANSION.

(g) Exclusions. Supplier’s warranty for Product and Services does not extend to:

(i) Product that has been subject to abuse, misuse, unauthorized or faulty repairs, alteration or tampering by SPANSION or SPANSION’s customer, or that has been operated in a manner in violation of operational installation, maintenance or instruction, as mutually determined by the parties in good faith, or

(ii) any defect caused by an error or omission or other fault in specifications, data, software, materials, information or know-how provided by SPANSION in writing, or

(iii) any defect not caused solely by Supplier’s Services.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

(h) Inspection. At reasonable times and under reasonable conditions and subject to Supplier’s normal confidentiality and security requirements, SPANSION shall have the right to inspect Supplier’s performance of Services during office hours. At the conclusion of the performance of any Services, SPANSION shall have the right to make any final inspection or tests that SPANSION shall deem advisable.

13.	Data Network and Transfer Of Information

If required in the applicable Statement of Work, Supplier shall maintain a communications network for transferring information between Supplier and SPANSION. Specific requirements for any such network and for what specific data is to be transferred shall be set forth in the applicable Statement of Work.

14.	Confidentiality

(a) Supplier’s Obligations. All communications and information obtained by Supplier from SPANSION relating to this Agreement are confidential (“SPANSION Confidential Information). Without the prior written consent of an authorized representative of SPANSION, Supplier shall neither divulge to, nor discuss with, any third party other than its Affiliates such SPANSION Confidential Information. Prior to any disclosure of SPANSION Confidential Information, whether as required by law or otherwise, Supplier shall inform SPANSION in writing of the nature and reasons for such disclosure. Supplier shall not use any communication or information obtained from SPANSION for any purpose other than the performance of this Agreement, without SPANSION’s prior written consent. Upon termination or expiration of this Agreement, Supplier shall destroy or return to SPANSION all written materials constituting or incorporating any SPANSION Confidential Information. Upon SPANSION’s specific approval, Supplier may retain copies of such materials, subject to the requirements of this Subsection (a). SPANSION shall use all reasonable efforts to mark all communications and information as “Confidential.”

(b) SPANSION’s Obligations. All communications and information obtained by SPANSION from Supplier relating to this Agreement are confidential (“Supplier Confidential Information). Without the prior written consent of an authorized representative of Supplier, SPANSION shall neither divulge to, nor discuss with, any third party other than its Affiliates such Supplier Confidential Information. Prior to any disclosure of Confidential Information, whether as required by law or otherwise, SPANSION shall inform Supplier in writing of the nature and reasons for such disclosure. SPANSION shall not use any communication or information obtained from Supplier for any purpose other than the performance of this Agreement, without Supplier’s prior written consent. Upon termination or expiration of this Agreement, SPANSION shall destroy or return to Supplier all written materials constituting or incorporating any Supplier Confidential Information. Upon Supplier’s specific approval, SPANSION may retain copies of such materials, subject to the requirements of this Subsection (b). Supplier shall use all reasonable efforts to mark all communications and information as “Confidential.”

(c) Exclusions. The parties’ obligation of confidentiality hereunder shall not apply to any information disclosed hereunder if the disclosing party establishes that (i) the information was publicly known at the time of its receipt by the recipient party or has become publicly known other than by a breach of this Agreement or other action by the recipient party; (ii) the information was already known to the recipient party or independently developed by the recipient party, without obligation to keep it confidential, at the time of its receipt from the disclosing party; (iii) the information was received by the recipient party in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; (iv) the information is compelled to be disclosed by judicial or administrative order, process or regulation (including in connection with obtaining the necessary approvals of this Agreement by governmental authorities or by other requirements of applicable laws); (v) the information is to be disclosed to each party’s financial advisors, certified public accountants, investment bankers, underwriters, legal counsels or any other professionals and those of its counterparts for the purpose of fund raising; or (vi) the information is to be disclosed in compliance with the applicable laws (including U.S. securities regulations) or stock exchange regulations if the disclosing party determines in good faith, upon advice of counsel, that it is necessary to do so after giving prior notice to the other party and using its reasonable efforts (given any time constraints) to contact the other party and to discuss such disclosure with such other party.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

(d) Approved Disclosures. Supplier may disclose to any subcontractor or SPANSION-approved third party any information otherwise subject to Subsection (a) above that is reasonably required for the performance of the subcontractor’s or third party’s work. Prior to any such disclosure, Supplier shall obtain the subcontractor’s or third party’s written agreement to the requirements of Subsection (a) above and shall provide a copy of such agreement to SPANSION.

(e) Advertising. Each party agrees that it shall not publish or cause to be disseminated through any press release, public statement, or marketing or selling effort any information that relates to the other party or this Agreement without the prior written approval of the other party.

(f) Joint Press Release. Notwithstanding the above, the parties shall issue a press release or public statement regarding execution of this Agreement and the content hereof upon execution of this Agreement, provided that such press release or public statement shall be mutually agreed upon by the parties.

15.	Intellectual Property Rights

(a) Supplier Intellectual Property Rights. The parties agree that the Intellectual Property Rights of all writings, software, drawings, designs, copyrightable material, mask works, inventions, improvements, developments, and discoveries owned by Supplier prior to or during the term of this Agreement, and disclosed, used, made, implemented, performed or reduced to practice independently by Supplier during the course of this Agreement that relate in any manner to the Services to be performed or the Products in accordance with the applicable Statements of Work (“Supplier Intellectual Property Rights”) shall remain the sole and exclusive property and proprietary information of Supplier.

(b) SPANSION Intellectual Property Rights. The parties agree that the Intellectual Property Rights of all writings, software, drawings, designs, copyrightable material, mask works, inventions, improvements, developments, and discoveries owned by SPANSION prior to or during the term of this Agreement, and disclosed, used, made, implemented, performed or reduced to practice independently by SPANSION during the course of this Agreement that relate in any manner to the Services to be performed or the Products in accordance with the applicable Statements of Work (“SPANSION Intellectual Property Rights”) shall remain the sole and exclusive property and proprietary information of SPANSION.

(c) Assistance by Supplier. Supplier agrees to assist SPANSION, at SPANSION’s expense, in every proper way to enable SPANSION to obtain, perfect, defend, and enforce its rights in and to all such SPANSION Intellectual Property Rights in any and all countries, including the disclosure to SPANSION of all pertinent information and data with respect thereto, and the execution of all applications, specifications, oaths, assignments, and all other instruments that SPANSION shall deem necessary in order to apply for and obtain copyright protection, mask work registration, and/or letters patent, and in order to assign and convey to SPANSION, its successors, assigns, and nominees, sole and exclusive rights, title, and interest in and to such copyrights, mask works, inventions, patent applications, or patents.

(d) Assistance by SPANSION. SPANSION agrees to assist Supplier, at Supplier’s expense, in every proper way to enable Supplier to obtain, perfect, defend, and enforce its rights in and to all such Supplier Intellectual Property Rights in any and all countries, including the disclosure to Supplier of all pertinent information and data with respect thereto, and the execution of all applications, specifications, oaths, assignments, and all other instruments that Supplier shall deem necessary in order to apply for and obtain copyright protection, mask work registration, and/or letters patent, and in order to assign and convey to Supplier, its successors, assigns, and nominees, sole and exclusive rights, title, and interest in and to such copyrights, mask works, inventions, patent applications, or patents.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

(e) Survival of Section 15(c). Supplier’s obligation to execute (or cause to be executed), at SPANSION’s expense, instruments or papers such as those described in Subsection 15(c) above, shall continue after the termination or expiration of this Agreement with respect to any and all copyrights, mask works, and/or inventions to be assigned to SPANSION under the applicable Statements of Work. If testimony or information relative to any of said matters or related to any interference or litigation is required by SPANSION either during the term of this Agreement or following its termination or expiration which is available to Supplier but not available to SPANSION, Supplier agrees to give all information and testimony and do all things requested of it that Supplier may lawfully do, provided that, if such matters shall be required of Supplier, Supplier shall receive reasonable compensation for the time so consumed and reimbursements.

(f) Survival of Section 15(d). SPANSION’s obligation to execute (or cause to be executed), at Supplier’s expense, instruments or papers such as those described in Subsection 15(d) above, shall continue after the termination or expiration of this Agreement with respect to any and all copyrights, mask works, and/or inventions to be assigned to Supplier under the applicable Statements of Work. If testimony or information relative to any of said matters or related to any interference or litigation is required by Supplier either during the term of this Agreement or following its termination or expiration which is available to SPANSION but not available to Supplier, SPANSION agrees to give all information and testimony and do all things requested of it that SPANSION may lawfully do, provided that, if such matters shall be required of SPANSION, SPANSION shall receive reasonable compensation for the time so consumed and reimbursements.

(g) Non-disclosure. In the event SPANSION should not seek to obtain copyright protection, mask work registration, or patent protection for any of said Intellectual Property Rights, but should desire to keep the same secret, Supplier agrees to assist SPANSION in this regard and shall not disclose any information as to the same except with the written consent of SPANSION. In the event Supplier should not seek to obtain copyright protection, mask work registration, or patent protection for any of said Intellectual Property Rights, but should desire to keep the same secret, SPANSION agrees to assist Supplier in this regard and shall not disclose any information as to the same except with the written consent of Supplier.

(h) Use of Third Party Intellectual Property. Supplier agrees to notify and request approval from SPANSION in writing prior to the inclusion of any third party intellectual property, including software and documentation, into any Services. SPANSION may decline such approval in SPANSION’s reasonable discretion. Supplier warrants that Supplier has the right to include such third party intellectual property in the Services, and that SPANSION shall have the right to use any Services based upon such third party intellectual property to the same extent as SPANSION may use such Services pursuant to this Agreement. SPANSION agrees to notify Supplier in writing prior to the inclusion of any third party intellectual property, including software and documentation, into any Services. Supplier may decline to use such third party intellectual property upon receipt of any notice by the third party that such intellectual property infringes upon the intellectual property of such notifying third party.

(i) Joint Intellectual Property Rights. The parties agree that the Intellectual Property Rights of all writings, software, drawings, designs, copyrightable material, mask works, inventions, improvements, developments, and discoveries jointly developed by the parties during the course of this Agreement that relate in any manner to the Services to be performed or the Products in accordance with the applicable Statements of Work (“Joint Intellectual Property Rights”) shall be jointly owned by the parties, each of whom shall have an undivided ownership interest therein. The parties further agree that:

(i) Each party grants the other party a non-exclusive, royalty-free, perpetual license (including the right to sub-license) to the Joint Intellectual Property Rights. Each party shall have the full and unrestricted rights to design, have designed, develop, have developed, make, have made, manufacture, license, use, lease, sell, offer to sell, import, export or otherwise dispose of any semiconductor product or device using any portion of the technologies under such Joint Intellectual Property Rights and to license, use, reproduce, modify and make derivative works of any copyrightable materials for use of any portion of the technologies under such Joint Intellectual Property Rights, without any further obligation and consideration due or payable to the other party, as if such a party is the sole owner of such Joint Intellectual Property Rights;

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

(ii) If the consent or approval of a co-owner is required by the IPR-related laws or regulations of any country or jurisdiction for exercise of any part of the rights or ownership interests described in Section 15(i)(i), such consent or approval is hereby given by the other party for the exercise; and

(iii) The parties shall cooperate, with each party bearing its own expenses, and each party agrees to assist the other party, at the other party’s expense, in every proper way to enable each party to obtain, perfect, defend, and enforce its rights in and to the Joint Intellectual Property Rights in any and all countries, including the disclosure by each party to the other party of all pertinent information and data with respect thereto, and the execution of all applications, specifications, oaths, assignments, and all other instruments by each party that the other party shall deem necessary in order to apply for and obtain copyright protection, mask work registration, and/or letters patent, and in order to assign and convey to each party, its successors, assigns, and nominees, rights, title, and interest in and to such copyrights, mask works, inventions, patent applications, or patents.

16.	Indemnification

(a) General Indemnification Obligations. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY BUT SUBJECT TO SECTION 19(d) (LIMITATION OF LIABILITY) INCLUDING THE EXCEPTIONS THERETO, EACH PARTY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE OTHER PARTY, THE OTHER PARTY’S SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, SUBCONTRACTORS, CONSULTANTS, AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, DAMAGES, LOSSES, AND EXPENSES ARISING OUT OF, IN CONNECTION WITH, OR RESULTING FROM ANY ACT OR OMISSION IN THE PERFORMANCE OF ANY AND ALL OBLIGATIONS HEREUNDER. SUBJECT TO SECTION 19(d) (LIMITATION OF LIABILITY), SUCH INDEMNIFICATION OBLIGATION SHALL INCLUDE BUT NOT BE LIMITED TO THE PAYMENT OF ALL REASONABLE ATTORNEYS’ FEES, COSTS AND EXPENSES OF CONSULTANTS AND EXPERT WITNESSES, COSTS OF APPEAL, AND OTHER COSTS INCURRED IN DEFENDING ANY SUCH CLAIMS.

(b) Supplier Intellectual Property Indemnification Obligations.

(i) SUBJECT TO SECTION 19(d) (LIMITATION OF LIABILITY) INCLUDING THE EXCEPTIONS THERETO, SUPPLIER AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS SPANSION AND ITS SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, SUBCONTRACTORS (OF ANY TIER), CONSULTANTS, AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, DAMAGES, LOSSES, AND EXPENSES THAT THE TECHNOLOGIES OWNED BY SUPPLIER OR LICENSED TO SUPPLIER NOT RELATED TO THOSE OF SPANSION OR ITS SUPPLIERS OR LICENSOR OR THE LIKE AND USED FOR PERFORMANCE OF THE SERVICES HEREUNDER INFRINGE A COPYRIGHT, PATENT, OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY, PROVIDED THAT (i) SPANSION NOTIFIES SUPPLIER IN WRITING WITHIN THIRTY (30) DAYS OF THE CLAIM; (ii) SUPPLIER HAS SOLE CONTROL OF THE DEFENSE AND ALL RELATED SETTLEMENT NEGOTIATIONS, BUT SPANSION SHALL BE ALLOWED TO APPROVE ANY FINAL SETTLEMENT, PROVIDED THAT SPANSION’S APPROVAL SHALL NOT BE UNREASONABLY WITHHELD; AND (iii) SPANSION PROVIDES SUPPLIER WITH THE ASSISTANCE, INFORMATION, AND AUTHORITY NECESSARY TO PERFORM SUPPLIER’S OBLIGATIONS UNDER THIS SECTION. SUBJECT TO SECTION 19(d) (LIMITATION OF LIABILITY) INCLUDING THE EXCEPTIONS THERETO, SUPPLIER SHALL REIMBURSE SPANSION’S REASONABLE OUT-OF-POCKET EXPENSES INCURRED IN PROVIDING SUCH ASSISTANCE AND/OR INFORMATION. SUBJECT TO SECTION 19(d) (LIMITATION OF LIABILITY) INCLUDING THE EXCEPTIONS THERETO, SUCH INDEMNIFICATION OBLIGATION SHALL INCLUDE BUT NOT BE LIMITED TO THE PAYMENT OF ALL REASONABLE ATTORNEYS’ FEES, COSTS AND EXPENSES OF CONSULTANTS AND EXPERT WITNESSES, COSTS OF APPEAL, AND OTHER COSTS INCURRED IN DEFENDING ANY SUCH CLAIMS.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

(ii) IF THE FOREGOING TECHNOLOGIES ARE BELIEVED BY SUPPLIER TO INFRINGE, SUPPLIER SHALL, AT ITS OPTION AND EXPENSE, EITHER (i) MODIFY THE FOREGOING TECHNOLOGIES TO BE NONINFRINGING; OR (ii) OBTAIN A LICENSE TO CONTINUE USING THE FOREGOING TECHNOLOGIES IN THE MANNER DESCRIBED IN THE PURCHASE ORDER AND/OR STATEMENT OF WORK. IF IT IS NOT POSSIBLE FOR SUPPLIER TO PERFORM EITHER OF THE ABOVE OPTIONS, THEN SUPPLIER MAY TERMINATE THIS AGREEMENT FOR THE INFRINGING FOREGOING TECHNOLOGIES AND REFUND TO SPANSION ALL OF THE FEES PAID BY SPANSION FOR THOSE PRODUCTS CONTAINING FOREGOING TECHNOLOGIES, SUBJECT TO SECTION 19(d) (LIMITATION OF LIABILITY) INCLUDING THE EXCEPTIONS THERETO.

(c) SPANSION Intellectual Property Indemnification Obligations.

(i) SUBJECT TO SECTION 19(d) (LIMITATION OF LIABILITY) INCLUDING THE EXCEPTIONS THERETO, SPANSION AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS SUPPLIER AND ITS SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, SUBCONTRACTORS (OF ANY TIER), CONSULTANTS, AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, DAMAGES, LOSSES, AND EXPENSES THAT THE TECHNOLOGIES OWNED BY SPANSION OR LICENSED TO SPANSION NOT RELATED TO THOSE OF SUPPLIER OR ITS SUPPLIERS OR LICENSOR OR THE LIKE AND USED FOR PERFORMANCE OF THE SERVICES HEREUNDER INFRINGE A COPYRIGHT, PATENT, OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY, PROVIDED THAT (i) SUPPLIER NOTIFIES SPANSION IN WRITING WITHIN THIRTY (30) DAYS OF THE CLAIM; (ii) SPANSION HAS SOLE CONTROL OF THE DEFENSE AND ALL RELATED SETTLEMENT NEGOTIATIONS, BUT SUPPLIER SHALL BE ALLOWED TO APPROVE ANY FINAL SETTLEMENT, PROVIDED THAT SUPPLIER’S APPROVAL SHALL NOT BE UNREASONABLY WITHHELD; AND (iii) SUPPLIER PROVIDES SPANSION WITH THE ASSISTANCE, INFORMATION, AND AUTHORITY NECESSARY TO PERFORM SPANSION’S OBLIGATIONS UNDER THIS SECTION. SUBJECT TO SECTION 19(d) (LIMITATION OF LIABILITY) INCLUDING THE EXCEPTIONS THERETO, SPANSION SHALL REIMBURSE SUPPLIER’S REASONABLE OUT-OF-POCKET EXPENSES INCURRED IN PROVIDING SUCH ASSISTANCE AND/OR INFORMATION. SUBJECT TO SECTION 19(d) (LIMITATION OF LIABILITY) INCLUDING THE EXCEPTIONS THERETO, SUCH INDEMNIFICATION OBLIGATION SHALL INCLUDE BUT NOT BE LIMITED TO THE PAYMENT OF ALL REASONABLE ATTORNEYS’ FEES, COSTS AND EXPENSES OF CONSULTANTS AND EXPERT WITNESSES, COSTS OF APPEAL, AND OTHER COSTS INCURRED IN DEFENDING ANY SUCH CLAIMS.

17.	Insurance

(a) Supplier represents that it has procured, and at all times during the term of this Agreement shall maintain, in addition to mandatory insurance requirements imposed by Taiwanese Labor Law, worker’s compensation, employer’s liability, comprehensive general liability (including without limitation premises-operations, completed operations, contractual, broad form property damage, personal injury), comprehensive automobile liability (for all owned, non-owned, and hired vehicles) insurance covering activities and obligations undertaken by Supplier pursuant to this Agreement, subject to Section 16(a).

(b) All such insurance shall provide coverage on the basis of occurrences during the policy period, and not on the basis of claims made during the policy period. Supplier shall procure additional amounts or categories of insurance coverage, if required by law. Such insurance shall be the primary policy covering such occurrences, and no insurance coverage maintained by SPANSION shall apply to such occurrences unless and until such Supplier’s policies are exhausted. Supplier is responsible for ensuring that such insurance satisfies all requirements of this section, including any applicable limits and the scope of coverage. Prior to commencing Services, Supplier shall provide executed certificates

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

of insurance to SPANSION. Should such insurance not meet the requirement of this section, SPANSION shall notify Supplier within ten (10) business days after receipt of the certificates of insurance; otherwise, it shall be deemed that such insurance satisfies all requirements of this section. Supplier shall notify SPANSION in writing at least sixty (60) days prior to any cancellation, material modification, lapse, or termination of any such insurance policy.

(c) Supplier shall use its commercially reasonable efforts to have its subcontractors comply with the requirements of this section. Supplier shall advise SPANSION at the time it requests approval for use of a subcontractor if such subcontractor does not meet these insurance requirements.

18.	Term And Termination

(a) The term of this Agreement shall begin on the Effective Date and shall end on the Expiration Date referenced above, unless sooner terminated by SPANSION or Supplier as provided herein. If no Expiration Date is specified, then this Agreement shall remain in effect until terminated by SPANSION or Supplier as provided herein. This agreement shall remain co-terminus with the latest expiration date of any Statement of Work under this agreement.

(b) Termination for Cause. If either party commits a material breach of any provision of this Agreement, a Statement of Work or any Order, the other party may terminate this Agreement and/or the applicable Purchase Order and/or the applicable Statement of Work in whole or in part, provided that the breaching party fails to cure the breach within thirty (30) days of receiving written notice of the non-breaching party’s intent to terminate. Further, should either party (i) be adjudged or become insolvent; (ii) have any proceedings instituted by or against it in bankruptcy, under insolvency laws, or for the party’s reorganization, receivership, dissolution, or liquidation; (iii) make an assignment for the benefit of creditors or any general arrangement with creditors; or (iv) discontinue business or adopt a resolution calling for same, the other party may terminate this Agreement for cause upon twenty-four (24) hours written notice.

If SPANSION terminates this Agreement and/or Purchase Order for cause, SPANSION may procure substantially similar services from an alternate supplier, and Supplier shall be liable to SPANSION for any and all additional costs or expenses reasonably incurred by SPANSION in procuring such substitute services, provided that the above remedy shall be the only and exclusive remedy which SPANSION may assert.

(c) Termination for Convenience. Upon thirty (30) days prior written notice to Supplier, SPANSION reserves the right to terminate this Agreement in whole or in part for its sole convenience. In the event of such termination, Supplier shall immediately stop all related work and cause its suppliers and subcontractors to stop work. Any liability of SPANSION for its termination of a Purchase Order shall be limited to actual, non-recoverable costs incurred by Supplier pursuant to such Purchase Order, and Supplier shall provide to SPANSION documentation sufficient to substantiate the amount of such costs. The termination of one or more Purchase Orders, or any part thereof, shall not terminate or otherwise affect in any way the validity of this Agreement or any other Purchase Order or applicable Statement of Work in effect at such time. Notwithstanding the above in this Section 18(c), neither party may terminate this Agreement for convenience if the First SOW and other applicable Statements of Work are in effect.

(d) Supplier’s Obligations upon Termination. Upon termination or expiration of this Agreement and/or any Statement of Work or Purchase Order, Supplier shall, in addition to any other obligations of Supplier on termination or expiration, (i) cease all performance of the terminated Services and furnish to SPANSION all completed deliverables and work in progress; (ii) return to SPANSION or destroy all copies of any confidential or proprietary information of SPANSION related to the terminated Services, and cease all use of these materials; and (iii) within thirty (30) days, provide a full accounting itemizing all Services performed prior to termination for which Supplier has not yet received payment.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

(e) Partial Termination. The termination of one or more Scopes of Work and/or Purchase Orders, or any part or portion thereof, shall not terminate or otherwise affect in any way the validity of any other Statement of Work or Purchase Order in effect at such time.

(f) Credit Control. Without prejudice to Section 18(b), (i) if SPANSION fails to pay any payment due hereunder under this Agreement (including the applicable Statement of Work), Supplier may give SPANSION a no less than fifteen (15) business days’ notice to pay such payment overdue. If SPANSION fails to make such payment overdue within the above period of notice and the aggregate sum of the outstanding payments payable by SPANSION to Supplier under this Agreement (including the applicable Statement of Work) has exceeded the aggregate sum of the payments paid by SPANSION to Supplier under this Agreement (including the applicable Statement of Work) in the preceding ****, Supplier may suspend the Services until all payments overdue have been duly made, provided that, a suspension effected by Supplier in accordance with this Section 18(f) shall not, in any circumstances, relieve SPANSION of its obligations under this Agreement (including the applicable Statement of Work) or suspend its obligation to pay under this Agreement (including the applicable Statement of Work); and (ii) if SPANSION fails to pay any payment due, under this Agreement (including the applicable Statement of Work), for a period of sixty (60) days or more after suspension of the Services in accordance with this Section 18(f), Supplier may, upon giving five (5) business days’ notice, terminate this Agreement and/or the applicable Statement of Work, provided, that, the notice terminating this Agreement and/or the applicable Statement of Work specifies that the termination shall not be effective if SPANSION makes full payment within such five (5) business day’s notice period.

(g) SPANSION’s Obligations upon Termination. Upon termination or expiration of this Agreement and/or any Statement of Work, SPANSION shall, in addition to any other obligations of SPANSION on termination or expiration, (i) pay all outstanding amounts under this Agreement (including the applicable Statement of Work) in respect of periods on or before the date of termination or expiration; and (ii) pay the sum of the payments for the minimum capacity commitment as set forth in the applicable Statements of Work, including under Section 7 of the First SOW, for each Test Cell purchased and installed as of the date of termination or expiration for the remainder of the period of thirty-six (36) consecutive months commencing on the date immediately after the date on which such Test Cell is purchased and installed as if Services equivalent to the sum of such payments for the minimum capacity commitment as set forth in the applicable Statements of Work have been performed by Supplier.

19. Miscellaneous Provisions

(a) Compliance with Law. In the performance of this Agreement, Supplier shall at all times comply with all applicable governmental laws, statutes, ordinances, rules, regulations, orders, and other requirements, including without limitation such governmental requirements applicable to environmental protection, health, safety, wages, hours, equal employment opportunity, nondiscrimination, working conditions, import or export control, customs, and transportation, to which Supplier is subject. In the performance of this Agreement, SPANSION shall at all times comply with all applicable governmental laws, statutes, ordinances, rules, regulations, orders, and other requirements, including without limitation such governmental requirements applicable to environmental protection, health, safety, wages, hours, equal employment opportunity, nondiscrimination, working conditions, import or export control, customs, and transportation, to which SPANSION is subject. In the event that the other party’s assistance is necessary to achieve such compliance, such party shall promptly notify the other party.

(b) Delegation, Subcontracting, and Assignments. Supplier shall not assign its rights, delegate its duties, or subcontract any work performed under the terms of this Agreement and the applicable Statements of Work without prior written authorization from SPANSION. Supplier hereby consents to the transfer and assignment of all rights, licenses and obligations under this Agreement

*	Omitted material has been filed separately with the Commission pursuant to an application for confidential treatment.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

and the applicable Statements of Work to a successor entity of SPANSION in connection with the reorganization of SPANSION for the purposes of an IPO (“Successor Entity”), provided that such Successor Entity was established for the purposes of the IPO and that the size, scope and nature of the business of such Successor Entity is substantially similar to that of SPANSION, and provided that such Successor Entity accepts all such rights, licenses and obligations under the terms of this Agreement and the applicable Statements of Work.

(c) Taxes and Benefits. Supplier shall bear and pay all applicable federal, state, and local taxes based upon or measured by its net income, and all franchise taxes based upon its corporate existence or its general corporate right to transact business. SPANSION shall reimburse Supplier, or pay directly to the appropriate tax authority, or timely issue a valid tax exemption certificate, for sales or use taxes legally imposed upon the transactions arising out of this Agreement. Each party agrees to cooperate in a reasonable manner provided such cooperation does not result in penalties assessed against Supplier by any governmental unit with the other party for the purpose of minimizing all taxes that are to be paid directly or indirectly by the other party. Each party agrees to make every good faith effort to notify the other party’s tax department of any audit, notice, or assessment affecting sales, use, excise, or property taxes, or any other action taken against any deliverable related to such taxes within thirty (30) days of such action. SPANSION expressly disclaims the payment of, and Supplier shall pay, any and all taxes and contributions for unemployment insurance, old age retirement benefits, workers’ compensation insurance or benefits, life insurance, pensions, annuities, and similar benefits, and any other employment-related costs, obligations, and duties that may now or hereafter be imposed by law, collective bargaining agreements, or otherwise with respect to persons employed by Supplier for the performance of Services under this Agreement.

(d) Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, OR TO ANY OTHER PERSON, FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR BUSINESS OPPORTUNITIES, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS, EITHER UNDER THEORIES OF CONTRACTS, MISREPRESENTATION, TORTS OR ANY OTHER LEGAL BASES OF CLAIMS, AND WHETHER OR NOT BASED ON THE GOVERNING LAW OR THE LAWS OF ANY OTHER JURISDICTION, AND ALL SUCH OBLIGATIONS, RESPONSIBILITIES AND LIABILITIES ARE HEREBY SPECIFICALLY DISCLAIMED (“DAMAGES”) AND IN NO EVENT SHALL EITHER PARTY’S LIABILITY IN CONNECTION WITH THIS AGREEMENT EXCEED THE SUM IN THE AMOUNT OF TEN MILLION US DOLLARS (US$10,000,000), WITH RESPECT TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, SUPPLIER’S NEGLIENCE, STRICT LIABILITY, MISREPRESENTATION, LIABILITY OF INFRINGEMENT OF THIRD PARTY RIGHTS (OTHER THAN INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTY WHICH SHALL BE SUBJECT TO THE EXCEPTION TO THIS SENTENCE) AND OTHER TORTS, PROVIDED THAT THE ABOVE LIMITATION OF LIABILITY SHALL NOT APPLY TO THE FOLLOWING EXCEPTIONS (“EXCEPTIONS”):

(i) THE OBLIGATIONS OF SPANSION HEREUNDER FOR PAYMENTS OF THE SERVICES AND THE COMPENSATION TO SUPPLIER FOR FAILURE TO MEET THE MINIMUM SERVICES IN THE APPLICABLE STATEMENT OF WORK, OR

(ii) SUPPLIER’S OR SPANSION’S PERFORMANCE OR FAILURE TO PERFORM THEIR RESPECTIVE OBLIGATIONS UNDER SECTION 16(b) OR SECTION 16(c), AS THE CASE MAY BE, FOR THE SERVICES OR PRODUCTS RELATED TO WAFER SORT AND TEST ONLY, PROVIDED FURTHER THAT THE “DAMAGES” OF THIS SECTION 19(d) SHALL NOT APPLY TO THIS SECTION 19(d)(ii), OR

(iii) BREACH OF EITHER PARTY’S OBLIGATIONS UNDER SECTION 14(a) OR (b), AS THE CASE MAY BE, OR

(iv) EITHER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(e) Records Available. Supplier shall keep full and detailed accounting records, correspondence, instructions, memoranda, receipts, specifications, vouchers, and similar data relating to the Services. The accounting records shall be prepared and maintained on the basis of generally

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

accepted accounting principles, consistently applied. All such records publicly available shall be available to SPANSION or to SPANSION’s authorized representative upon request of SPANSION, within a reasonable period of time after such a request, at a reasonable location, and during normal business hours for a period of five (5) years after the completion of the Services.

(f) Use of SPANSION Resources. If given authorization to utilize SPANSION resources (e.g., computers, telephones, other office equipment), Supplier agrees to use such resources strictly for performing the Services hereunder. Any other or unauthorized use shall be deemed breach of this Agreement.

(g) Gratuities. Supplier warrants that it has not directly or indirectly offered or given, and shall not directly or indirectly offer or give, to any employee, agent, or representative of SPANSION any cash or non-cash gratuity or payment with a view toward securing any business from SPANSION or influencing such person with respect to the conditions of or performance under any contracts with or order from SPANSION, including without limitation this Agreement. Any breach of this warranty shall be a material breach of each and every contract between SPANSION and Supplier.

(h) Solicitation of Employment. Each party agrees not to recruit, divert, or solicit the employment of any the other Party’s employee from the date hereof to the date ninety (90) days following the termination of this Agreement.

(i) Notices. All notices relating to this Agreement shall be in writing and shall be deemed given (i) in the case of mail, on the date five (5) days after it is deposited in the mail, postage prepaid, either registered or certified, with return receipt requested (or its equivalent); (ii) in the case of personal delivery to an authorized representative or officer of the party, or in the case of express courier service or overnight delivery service of national standing, on the date of delivery or attempted delivery (if receipt is refused); or (iii) in the case of facsimile, twenty-four (24) hours after it has been sent provided that a duplicate copy of such notice is also promptly sent pursuant to (i) or (ii) above. Notices shall be sent to the Address for Notices set forth above, but each party may change its address by written notice in accordance with this section.

(j) Independent Contractor. In the performance of this Agreement, Supplier is acting as an independent contractor, and neither Supplier nor its employees are the servants, agents, or employees of SPANSION. Except as expressly provided in this Agreement, SPANSION shall have no direction, supervision, or control over Supplier or its employees. Neither party has the right or ability to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party without the other party’s written consent.

(k) Governing Law. This Agreement shall be governed by, subject to, and construed in accordance with the laws of the State of New York, excluding the conflict of law rules thereof. The parties specifically exclude from application to this Agreement the United Nations Convention on Contracts for the International Sale of Goods.

(l) Dispute Resolution.

(i) Amicable Negotiation. Any claims, differences or disputes arising out of or in connection with this Agreement (“Dispute”), including any question regarding its existence, validity, termination or its performance, or in connection with arrangements regarding the performance of this Agreement shall first be attempted to be settled by an amicable effort on the part of the parties, which shall include a meeting between the Presidents of both parties or their designees. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the parties so notifies the other party in writing.

(ii) ICC Arbitration. If an attempt at settlement has failed, the Dispute shall be finally settled by final and binding arbitration under the Rules of Arbitration (“Rules”) of the International Chamber of Commerce (“ICC”). The Rules are deemed to be incorporated by reference into this clause. The party desiring to commence arbitration shall provide a written request (an “Arbitration Request”) to the other party and to the ICC in accordance with the

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

Rules. The number of arbitrators shall be three (such arbitrators, collectively, the “Arbitral Tribunal”). Each of Supplier and SPANSION shall nominate one arbitrator and send written notice of that nomination to the other party within thirty (30) days after the date of the Arbitration Request. In the event that either party fails to nominate its arbitrator or send written notice of that nomination to the other party within such time period, the ICC shall instead nominate that arbitrator within thirty (30) days after receipt of a written notice from either party indicating the other party’s failure to comply with the foregoing provision. Within thirty (30) days after their confirmation, the first two arbitrators shall nominate the third arbitrator, who shall serve as the Chairperson of the Arbitral Tribunal. If the first two arbitrators fail to nominate the third arbitrator within such time period, the third arbitrator shall be nominated by the ICC and shall serve as the Chairperson of the Arbitral Tribunal.

(iii) Seat. The seat of arbitration shall be New York.

(iv) Language. The language to be used in the arbitration proceedings shall be English.

(v) Award. The arbitral award shall be substantiated in writing and shall be final, conclusive and binding upon the parties with respect to the subject matter thereof. The arbitration tribunal shall decide on the matter of costs of the arbitration and on the allocation of expenditure among the respective parties to the arbitration proceedings.

(m) Prevailing Party. Subject to Section 19(d), in any arbitration or judicial proceeding involving SPANSION and Supplier arising out of or relating to this Agreement or to Services performed under this Agreement, the prevailing party shall be entitled to recover all reasonable expenses associated with such proceeding, including reasonable attorneys’ fees and expenses.

(n) Severability. Each term of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, in the event that any of the terms of this Agreement becomes or is declared illegal by any court or tribunal of competent jurisdiction, or becomes otherwise unenforceable, such term shall be deemed deleted from this Agreement and all the remaining terms of this Agreement shall remain in full force and effect.

(o) Survivability. The obligation of the parties contained in Sections 14 (Confidentiality), 15 (Intellectual Property Rights), 18(d) (Supplier’s Obligations upon Termination), 18(g) (SPANSION’s Obligations upon Termination), 19(d) (Limitation of Liability), 19(i) (Notices), 19(k) (Governing Law), and 19(l) (Dispute Resolution) shall survive any termination of this Agreement and any applicable Statement of Work, unless otherwise agreed by the parties in such Statement of Work.

(p) Nonwaiver of Rights. The failure of either party to this Agreement to object to or to take affirmative action with respect to any conduct of the other party that is in violation of the terms of this Agreement shall not be construed as a waiver thereof, or as waiver of any future breach or subsequent wrongful conduct.

(q) Modification. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party; no other act, document, usage, or custom shall be deemed to amend or modify this Agreement.

(r) Entire Agreement. This Agreement, all exhibits, attachments, appendices, and documents incorporated or referenced herein, including exhibits, attachments, appendices, and the terms and conditions in each Statement of Work and the commercial terms in the Order (such as issuance and shipment dates, quantities, Services types) but excluding any other standard or printed terms in the Order or any and all terms on the attached pages or reverse sides of the Order not signed by the chairman and CFO of Supplier, constitute the complete agreement between the parties and supersede all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. Where there is any conflict or inconsistency with the express terms in this Agreement, the terms of this Agreement shall supersede such conflicting or inconsistent terms and conditions in the Order, while those in the Statement of Work shall supersede such conflicting or inconsistent terms and conditions in the Agreement and in any Order.

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

SPANSION LLC	ChipMOS TECHNOLOGIES INC.

/s/ Doug Duval	/s/ S. J. Cheng
Authorized Signature	Authorized Signature

Doug Duval	S. J. Cheng
Print Name	Print Name

VP, Global Supply Management	Chairman & CEO
Title	Title

11/17/2005	11/27/2005
Date	Date

SPANSION - ChipMOS CONFIDENTIAL	SPANSION - ChipMOS
Assembly and Test Services Agreement

Appendix 1

To

Assembly and Test Services Agreement

SECURITY POLICY

1.	General

A. Supplier shall make available for inspection by SPANSION-designated Distribution and Security Managers written security procedures and evidence of implementation of such procedures based on these Security Policies, within one (1) month after execution of the Agreement.

B. Supplier agrees to assign a senior security representative to monitor, standardize and implement its security procedures at each Supplier facility utilized to perform the Services.

C. Supplier shall insure that all Supplier employees and subcontractors who have access to SPANSION Product have satisfactorily passed a background investigation prior to employment. Documentation of the investigation procedure shall be promptly provided to SPANSION upon request.

2.	Handling Guidelines

A. The Supplier is required to provide a secure storage area for SPANSION Product. The secure area shall be designed to deter and prevent unauthorized access. Entry to the secured area is to be limited to personnel directly involved in service provision, shipping and receiving of SPANSION Product. For the purpose of this Agreement, examples of secure storage may include sealed or locked containers, locked cages, locked hard wall areas, and cargo stored in racks at sufficient height to prevent access by unauthorized persons. Any loose cargo stored over six (6) hours must be stored in a locked cage or locked hard wall area.

B. Loading of SPANSION Product shipments must be done in the presence of the authorized driver; no pre-loading of Product shipments on vehicles for later collection is permitted.

C. Any incoming freight owned by SPANSION showing evidence of being opened, or otherwise tampered with must be reported to SPANSION immediately and a written report produced within twenty-four (24) hours following the discovery.

3.	Supplier Premise Security

A. The Supplier shall provide and maintain, at all times, adequate security systems to allow continuous security monitoring and protection of SPANSION Product against fire and intrusion. This shall include a building fire detection system, an intruder detection system, and a closed circuit television system with video recording capability. Any exceptions to this requirement must be approved by SPANSION.

B. The Supplier shall ensure that access to its buildings is controlled to prevent unauthorized casual and intentional intrusion. Details of measures shall be included in Supplier’s security procedures.

4.	Audits

A. Supplier shall meet with SPANSION Corporate Security or its appointed representatives at least once a year to discuss Supplier’s compliance with these Security Policies. Absent mutual agreement to the contrary, routine business meetings shall not satisfy this requirement.

B. Subject to reasonable prior written notice and compliance with Supplier’s normal security and confidentiality requirements, SPANSION reserves the right to audit any of Supplier’s premises used to perform the Services and shall report audit results and proposed corrections within fifteen (15) days of the completed audit. Copies of audit procedures shall be included in the Supplier’s security procedures.

5.	General Security Responsibilities

A. Supplier senior security representative shall perform loss/theft investigations with respect to SPANSION Products. Results of such investigations shall be reported to SPANSION within twenty-four (24) hours of completion of the investigation into any such incident. Law enforcement must be notified immediately once Supplier is aware of any discrepancies or losses if the investigation determines that loss/theft is due to criminal activity and the value of the loss or stolen SPANSION Products is more than $500. The Supplier shall assist and shall cooperate with SPANSION in locating any lost Product.

B. Supplier shall perform a self-audit twice each year of all facilities in which SPANSION Product is moved or stored by Supplier and report results to SPANSION in writing.

C. Supplier shall establish standard security operating procedures, (“Standard Operating Procedures”) for SPANSION shipments if Supplier is responsible for transportation of SPANSION Products within thirty (30) days of execution of the Agreement and update it twice a year thereafter. Supplier shall provide a copy of its Standard Operating Procedures to SPANSION after each update. Supplier shall perform additional updates as needed.

D. Subject to reasonable prior written notice and compliance with Supplier’s normal security and confidentiality requirements, SPANSION Corporate Security shall have reasonable access to Supplier security audits and loss/theft investigations related to SPANSION Products. SPANSION Corporate Security shall, in its discretion, participate with Supplier security on security investigations and resolution of issues on loss/theft investigations related to SPANSION Products.

E. Subject to any confidentiality obligations that Supplier may have to other parties, Supplier shall, from time to time and at the reasonable request of SPANSION, provide SPANSION a full report on all losses and theft at specified facilities for stipulated periods of time (e.g. 6, 12, 24 months). Supplier’s report shall include losses for both SPANSION and non-SPANSION product.

F. Any exceptions to these Security Policies shall require SPANSION’s prior written agreement.

G. Quarterly security reviews shall be conducted at each facility utilized to perform the Services. Results are to be reported at quarterly meetings and any irregularities and corrective action plans explained.

H. Copies of all security reports shall be provided to SPANSION Austin Investigations Manager and to the appropriate SPANSION distribution manager.

ANY AMENDMENTS OR WAIVERS TO THESE SECURITY POLICIES MUST BE APPROVED IN WRITING BY SPANSION CORPORATE SECURITY.

Appendix 2

To

Assembly and Test Services Agreement

FIRST STATEMENT OF WORK

Parties:	SPANSION	Supplier

Full Legal Name:	SPANSION LLC	ChipMOS TECHNOLOGIES INC.

Business Entity Type:	Corporation	Corporation
Organized In:	State of Delaware	Republic of China

Principal Business Address:	915 DeGuigne Drive P.O. Box 3453	No. 1 R&D Rd. 1, Hsinchu Science Park

	Sunnyvale, CA 94088-3453	Hsinchu, Taiwan, R.O.C.

Address for Notices:	915 DeGuigne Drive P.O. Box 3453	No. 1 R&D Rd.1, Hsinchu Science Park
	Sunnyvale, CA 94088-3453	Hsinchu, Taiwan, R.O.C.
	Attn: GSM Vice President, MS 583	Attn: S.J. Cheng
	Facsimile: (512) 602-4000	Facsimile: 886-3-5668980

With copy of legal notices only to same address:
Attn: Legal Procurement Grp., MS562
Facsimile: (512) 602-4999

Project Name:	ChipMOS Wafer Sorting Agreement

Project Start Date (“Effective Date”):	September 15, 2005

Project Completion Date (“Expiration Date”):	On the third anniversary of the date of installation by Supplier for each individual test cell. This First SOW shall remain in effect if SPANSION and Supplier mutually agree for each individual Test Cell on a quarterly basis beyond the third anniversary of the date of installation and qualification of such Test Cell.

Applicable Agreement Title (“Agreement”):	Assembly and Test Services Agreement
Agreement Date:	September 15, 2005
SPANSION Contract Number:

SPANSION and Supplier agree as follows:

1.	Definitions:

(a) “Product” means any fabricated semiconductor wafer provided by SPANSION and/or SPANSION’s foundry and sorted by Supplier per the requirements set forth in the First Statement of Work.

(b) “Services” for this First SOW means the wafer sort services to be provided by Supplier under this First SOW.

(c) “Test Cell Installation Plan” means a twelve (12) month rolling forecast provided by SPANSION that sets forth SPANSION’s wafer sort tester and probers quantity requirements and agreed upon by Supplier in writing (“Test Cell”).

2.	Relationship to Agreement

In the event of a conflict between the terms and conditions in this First Statement of Work (“First SOW”) and the terms and conditions of the Agreement identified above, which is incorporated herein by reference, the terms and conditions of this Statement of Work shall prevail. The Agreement is intended to describe the general rights, obligations, and liabilities of the parties and establishes general standards applicable to the Services. All terms and conditions in the Agreement shall apply to this SOW absent the express agreement of the parties to the contrary in the Agreement or this First SOW.

3.	Effective Date and Term

The term of this SOW shall begin on the Effective Date and shall end on the Expiration Date referenced above, unless sooner terminated in accordance with the provisions of the Agreement. If no Expiration Date is specified, then the First SOW shall remain in effect until the performance of Services pursuant to this SOW is completed, unless sooner terminated by SPANSION or Supplier in accordance with the provisions of the Agreement.

4.	Scope of Services

Services to be performed by Supplier shall include all work, tasks and deliverables described in Section 4 (Supplier’s Obligations) below. Any additional services shall be agreed to in writing by the parties in the form of an amendment to this SOW. Supplier shall provide and maintain all tools, equipment, materials, Test Cells, and staff support that may be necessary to perform the Services and to create the deliverables, including providing and maintaining all necessary peripherals, such as ovens, inkers, and UV machine, including spares at Supplier’s facility and SPANSION’s foundry. In addition, Supplier shall bear responsibility for maintaining probe cards consigned by SPANSION.

5.	Supplier’s Obligations

Supplier shall accomplish the following tasks and provide the following Services:

(a) Task: Supplier shall maintain a data network connection accessible via the Internet with the Test Cells that are accessible by SPANSION twenty (24) hours per day, seven days per week.

(b) Task: Subject to the terms and conditions in the First Statement of Work, Supplier shall purchase and install the Test Cells for Capacity for SPANSION’s use in accordance with the Test Cell Installation Plan as well as the necessary spares therefore meeting the specifications of SPANSION for provision of the Services; provided that SPANSION shall provide Supplier with specifications for the Test Cell and the qualified vendors list within thirty (30) days after the date hereof. If the total number of Test Cells required by a subsequently revised Test Cell Installation Plan is more than the quantity specified the previous Test Cell Installation Plan, Supplier shall use commercially reasonable efforts to purchase and install such additional Test Cells. Any change of the Test Cell model and/or vendor requested by SPANSION from the previous Test Cell Installation Plan, shall be subject to the mutual agreement of both parties. Notwithstanding the above, Supplier shall request SPANSION within a specific timeframe that consists of one (1) month ordering lead time plus the Test Cell Service lead time prior to the month during which Supplier shall install certain Test Cells in accordance with the Test Cell Installation Plan to confirm that Supplier shall continue to purchase the Test Cells in said month in accordance with the Test Cell Installation Plan. SPANSION shall reply in writing within ten (10) business days after Supplier sends said request and any delay of the above reply shall be deemed confirmation of purchase. If SPANSION replies during the above ten (10) business-day period that SPANSION no longer needs the above Test Cells in said month, Supplier shall cease to purchase such Test Cells in said month and SPANSION may request Supplier in the future to purchase such Test Cells in said month set forth in the Test Cell Installation Plan if Supplier so agrees, while, for avoidance of any doubt, the obligations of Supplier to purchase the Test Cells in the subsequent months as set forth in the Test Cell Installation Plan shall remain unchanged unless SPANSION provides a new Test Cell Installation Plan. Notwithstanding the above, if the total number of Test Cells which SPANSION has confirmed with Supplier to purchase as set forth in this Section 4(b) of the First SOW within one (1) year from the completion of the qualification for the first Test Cell is less than ****, Supplier may request to negotiate with SPANSION to upward adjust the pricings in the Schedule To The First Statement of Work and, in the event that no consensus of the pricing upward adjustment has been reached within two (2) months after Supplier’s request, Supplier may terminate the First SOW.

(c) Task: All Services shall be performed in accordance with SPANSION’s wafer sort testing program as may be updated by SPANSION periodically. Failure to successfully provide Services in accordance with the wafer sort testing specification shall require program verification and/or retesting at Supplier’s expense.

(d) Task: Prices for Services shall be established based on the ChipMOS Wafer Sort Hourly Rate in the Schedule To The First Statement of Work ****. For the purpose of the First SOW, Utilization Rate shall be defined as the amount of test time used per calendar month for each individual Test Cell, which includes setup time, testing time and indexing time of SPANSION wafers, divided by the total available Test Cell hours for that specific Test Cell for that said month. The setup time shall include, if necessary, the time to perform an additional setup due to a correlation error caused by the Test Cell. The Available Test Cell Time per month should be defined as the total time that the individual Test Cell was available for testing of SPANSION wafers, not including time for maintenance, repair, retest at Supplier’s expense and other downtime caused by Supplier, and the test hours allocated by Supplier to third party customers in accordance with Section 7(b) (ii) of the First SOW. Prices for Services shall be determined on a monthly basis for each individual Test Cell by calculating the utilization rate per Test Cell and the Supplier shall submit an invoice for test services in accordance with the wafer sort hourly rate defined in Section 1 of the Schedule to the First Statement of Work. Supplier shall be responsible for any wafer retesting at Supplier’s expense occasioned by test failure not attributable to wafer integrity and/or probe card fabrication issues as acknowledged by the probe card vendor or, in the event of an objection by the probe card vendor, an independent third party selected by SPANSION shall review the probe card issue, and such conclusion by the independent third party shall prevail.

6.	SPANSION’s Support of Services

In support of Supplier’s performance of the Services, SPANSION shall perform only those tasks and/or provide those resources, items, and/or data specifically identified below:

(a) Task: SPANSION shall provide specifications for applicable devices tested by Supplier.

(b) Task: SPANSION shall provide probe cards and wafer sort testing specification for Products tested by Supplier.

Supplier may utilize such resources, items, and/or data solely for the performance of Services pursuant to the First SOW. No other rights of possession or use are granted by SPANSION. Supplier shall promptly return to SPANSION or destroy all items and data provided by SPANSION upon completion of the applicable task or deliverable, or sooner if instructed by SPANSION.

7.	SPANSION Payments Obligation

(a) Payment Obligations and Formula. In consideration of the performance of obligations by Supplier including purchase of the Test Cells in accordance with the Agreement and the First SOW, SPANSION shall pay to Supplier sums for the Services of each Test Cell purchased and installed by Supplier and qualified by SPANSION in each calendar month in accordance with the following formula:

*	Omitted material has been filed separately with the Commission pursuant to an application for confidential treatment.

(i)	Payments for each Test Cell ****

Px = Rx(****)*Hx*****

Where,

Px = Payments for each Test Cell purchased and installed by Supplier in accordance with the Test Cell Installation Plan and qualified by SPANSION **** in each calendar month.

Rx(****) = the ChipMOS wafer sorting hourly rate set forth in ChipMOS Wafer Sorting Hourly Rate in the Schedule to The First Statement of Work **** and as determined for the corresponding Test Cell cost and the corresponding year of said Test Cell purchased and installed by Supplier in accordance with the Test Cell Installation Plan and qualified by SPANSION, provided that, if the Test Cell cost borne by Supplier for said Test Cell is between two specified hourly rates set forth in ChipMOS Wafer Sorting Hourly Rate in the Schedule to The First Statement of Work, the applicable hourly rate shall be determined on the basis of linear extrapolation.

Hx = Total Available Test Cell Time for Service to SPANSION by said Test Cell in each calendar month, measured in hours.

(ii)	Payments for each Test Cell ****

Py = [Ry*Hy]

where

Py = Payments for each Test Cell purchased and installed by Supplier in accordance with the Test Cell Installation Plan and qualified by SPANSION **** in each calendar month.

Ry = The ChipMOS wafer sorting hourly rate set forth in ChipMOS Wafer Sorting Hourly Rate in the Schedule to The First Statement of Work at the corresponding Utilization Rate and as determined for the corresponding Test Cell cost and the corresponding year of said Test Cell purchased and installed by Supplier in accordance with the Test Cell Installation Plan and qualified by SPANSION, provided that, if price based upon Utilization Rate or the Test Cell cost borne by Supplier for said Test Cell is between two specified prices or hourly rates set forth in ChipMOS Wafer Sorting Hourly Rate in the Schedule to The First Statement of Work, the applicable price based upon Utilization Rate or hourly rate shall be determined on the basis of linear extrapolation.

Hy = the actual hours utilized for Services to SPANSION by said Test Cell.

SPANSION’s payment obligations under this Section 7(a) of this First SOW shall remain unchanged notwithstanding Section 2(e), Section 2(f) or Section 8(b) of the Agreement.

(b) Pricing. All prices, rates, and/or fees applicable to the Services shall be as set forth in the Schedule to the First SOW and subject to the following conditions:

(i) SPANSION’s payment obligation for each Test Cell under Section 7(a) of this First SOW shall commence once such Test Cell has been installed by Supplier and qualified by SPANSION. In the event that the qualification of a Test Cell is not completed within fifteen (15) business days due to causes not solely attributable to Supplier, SPANSION’s payment obligation for such Test Cell listed in Section 7(a) of this First SOW shall commence immediately upon the expiry of the 15th business day after installation of such Test Cell by Supplier. In the event that the qualification of a Test Cell is not completed due to causes solely attributable to Supplier, SPANSION’s payment obligations for such Test Cell will not commence until such Test Cell has been qualified by SPANSION, with such qualification not to be unreasonably withheld or delayed.

*	Omitted material has been filed separately with the Commission pursuant to an application for confidential treatment.

(ii) The payment obligation of SPANSION stated in Section 7(b)(i) above shall no longer apply to each Test Cell after the third anniversary of the installation and qualification of that specific Test Cell by Supplier; provided that, if SPANSION and Supplier agree to extend the term of a specific Test Cell beyond the third anniversary of the date of installation and qualification of such Test Cell, such Test Cell shall be included in the determination of SPANSION’s payment obligation set forth in Section 7(b)(i), which shall be made on a quarterly basis after the third anniversary of the date of installation and qualification of such Test Cell; and

(iii) For the purpose of determining the Utilization Rate, the hours allocated by Supplier to third party customers (other than SPANSION’s Affiliates) shall be deducted from the amount of Total Available Test Cell Time for the individual Test Cell, provided that SPANSION shall compensate Supplier for any shortfall in revenue of Supplier to be generated from SPANSION at the price with the higher corresponding hour rate due to applying lower Utilization Rate as contemplated in the First SOW minus the total revenue of Supplier (a) actually generated from SPANSION at the price with the lower corresponding hour rate due to applying higher Utilization Rate after deducting the hours allocated by Supplier to third party customers (other than SPANSION’s Affiliates) and (b) actually generated from such third party customers within a given month.

(c) Travel Expenses. If the applicable Order provides for SPANSION’s reimbursement of Supplier’s travel expenses, then SPANSION shall compensate Supplier for all actual, reasonable, and documented travel expenses according to the SPANSION travel policy in effect at the time such expenses are incurred, up to any maximum amount(s) specified in the Order. A copy of SPANSION’s travel policy shall be provided upon request. SPANSION shall not be obligated to pay hourly or daily service fees for Supplier travel days when no actual work has been performed.

(d) No Other Amounts. Except as set forth in the First Statement of Work and the Agreement or as provided in the applicable Order, Supplier shall not be entitled to any other form of compensation or reimbursement related to the performance of the Services or for the creation of the deliverables. Unless otherwise specified in the applicable Order, all costs or expenses associated with the tools, equipment, materials, or support staff necessary to perform the Services or create the deliverables shall be borne by Supplier. No increase in fees or rates may become effective without the prior written consent of an authorized representative of SPANSION and the issuance of a revised Order.

8.	Exclusions.

The parties expressly agree that Sections 1(d), 1(f), 1(g), 1(m), 2(b) (fourth sentence only), 2(c), 3(a) (second sentence only), 3(c), 7, 12(c) (i), 12(d), 18(c) of the Agreement shall not apply to the Services set forth in this First SOW.

SPANSION LLC	ChipMOS TECHNOLOGIES INC.

/s/ Doug Duval	/s/ S. J. Cheng
Authorized Signature	Authorized Signature

Doug Duval	S. J. Cheng
Print Name	Print Name

VP, Global Supply Management	Chairman & CEO
Title	Title

11/17/2005	11/27/2005
Date	Date

SCHEDULE

TO THE FIRST

STATEMENT OF WORK

Supplier Name: ChipMOS TECHNOLOGIES INC.

Project Name: ChipMOS Wafer Sorting Agreement

Project Start Date: September 15, 2005

This Pricing Schedule forms a part of the Statement of Work between SPANSION and Supplier governing the Project specified above. SPANSION and Supplier agree that the pricing for the Services described in the SOW shall be as follows:

1) ChipMOS Wafer Sort Hourly Rate

Utilization Rate	Year 1-2 @ different Test Cell cost in US$
	$1.0M		$1.1M		$1.2M		$1.3M		$1.4M		$1.5M		$1.6M		$1.7M		$1.8M
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*

Utilization Rate	Year 3 @ different Test Cell cost in US$
	$1.0M		$1.1M		$1.2M		$1.3M		$1.4M		$1.5M		$1.6M		$1.7M		$1.8M
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*

Utilization Rate	Year 4 @ different Test Cell cost in US$
	$1.0M		$1.1M		$1.2M		$1.3M		$1.4M		$1.5M		$1.6M		$1.7M		$1.8M
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*

Utilization Rate	Year 5 @ different Test Cell cost in US$
	$1.0M		$1.1M		$1.2M		$1.3M		$1.4M		$1.5M		$1.6M		$1.7M		$1.8M
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*
*%	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*	$	*

*	Omitted material has been filed separately with the Commission pursuant to an application for confidential treatment.

•	“Year” shall be based on each set of Test Cell commencing from the completion of the installation and qualification for such Test Cell

•	The pricing matrix above shall be a linear for combinations of Utilization Rate and Test Cell cost not specifically listed in the table.

•	For ****, Supplier shall charge SPANSION **** listed in the ChipMOS Wafer Sort Hourly Rate table for **** of the Available Test Cell Time for that individual Test Cell.

•	For ****, the Supplier shall charge SPANSION **** listed in the ChipMOS Wafer Sort Hourly Rate table for the actual amount of test time used for that individual Test Cell.

SPANSION LLC	ChipMOS TECHNOLOGIES INC.

/s/ Doug Duval	/s/ S. J. Cheng
Authorized Signature	Authorized Signature

Doug Duval	S. J. Cheng
Print Name	Print Name

VP, Global Supply Management	Chairman & CEO
Title	Title

11/17/2005	11/27/2005
Date	Date

*	Omitted material has been filed separately with the Commission pursuant to an application for confidential treatment.